                                                                    EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                       CHAPTER 11 CASE NO. 01-12974 (SMB)


                            TELIGENT, INC., ET AL.(1)
                            -------------------------
                                     DEBTOR


                         MONTHLY OPERATING STATEMENT FOR
                 PERIOD SEPTEMBER 1, 2001 TO SEPTEMBER 30, 2001



DEBTOR'S ADDRESS
----------------
Teligent, Inc.
8065 Leesburg Pike, Suite 400
Vienna, Virginia 22182
                                     Period Disbursement:  $24,358,971
                                                           -----------

DEBTOR'S ATTORNEY
-----------------
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois 60601

                                     Period Operating Loss:  $ (304,904,000)
                                                             ---------------


          The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and trustful to the best of my knowledge. The Debtors have had numerous members of their senior management team, including the chief financial officer and the chief executive officer, recently depart. Accordingly, the information contained in this report is qualified in its entirety by the generally available information at the time of its preparation. The Debtors reserve the right to amend this report should they deem it necessary.

          The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.


November 15, 2001                              By: /s/ BARBARA A. SWEASY
                                                   -----------------------------
                                                   Barbara A. Sweasy
                                                   Vice President, Taxes

Indicate if this is an amended statement by checking here.
                                                     Amended Statement   [X]
                                                                       ---------

--------
(1) The Debtors are the following entities: Teligent, Inc.; Teligent Services, Inc.; American Long Lines, Inc.; Association Communications, Inc.; Auctel, Inc.; BackLink, L.L.C.; Easton Telecom Services, Inc.; Executive Conference, Inc.; First Mark Communications, Inc.; InfiNet Telecommunications, Inc.; Jtel, L.L.C.; KatLink, L.L.C.; OMC Communications, Inc.; Quadrangle Investments, Inc.; Telecommunications Concepts, Inc.; Teligent Communications, L.L.C.; Teligent License Co. I L.L.C.; Teligent License Co. II, L.L.C.; Teligent of Virginia, Inc.; Teligent Professional Services, Inc.; and Teligent Telecommunications, L.L.C.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                                    SEPTEMBER 30,
                                                                       2001
                                                                    ------------
ASSETS
Current assets:
   Cash and cash equivalents                                        $    55,251
   Accounts receivable, net of allowance for doubtful
     account of $29,304                                                  30,002
   Prepaid expenses and other current assets                              5,739
   Restricted cash and investments                                          391
                                                                    -----------
     Total current assets                                                91,383

Property and equipment, net of accumulated depreciation
   of $210,145                                                          251,467

Intangible assets, net of accumulated amortization
   of $21,189                                                           117,406
Other assets                                                              2,701
                                                                    -----------

     Total assets                                                   $   462,957
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                 $    21,533
   Accrued expenses                                                      21,674
                                                                    -----------
     Total current liabilities                                           43,207

Other noncurrent liabilities                                              6,173
Liabilities subject to compromise                                     1,620,404

Series A preferred stock                                                538,953

Stockholders' deficit:
   Intercompany receivable                                              (56,269)
   Common stock                                                             637
   Additional paid-in capital                                           796,980
   Accumulated deficit                                               (2,487,128)
                                                                    -----------
     Total stockholders' deficit                                     (1,745,780)
                                                                    -----------

   Total liabilities and stockholders' deficit                      $   462,957
                                                                    ===========

See notes to unaudited condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                  CONDENSED CONSOLIDATED STATEMENT OF OPERATION
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       MONTH ENDED

                                                                   SEPTEMBER 30, 2001
                                                                   ------------------
 REVENUES:
     Communications services, net                                     $   9,176

 COSTS AND EXPENSES:
     Cost of services                                                    14,849
     Sales, general and administrative                                   11,339
     Restructuring                                                          494
     Asset impairment                                                   277,174
     Stock-based and other noncash compensation                              28
     Depreciation and amortization                                       10,196
                                                                      ---------

        Total costs and expenses                                        314,080
                                                                      ---------

     Loss from operations                                              (304,904)

 Interest income                                                            139
 Interest expense                                                          (102)
 Other expense                                                           (2,226)
 Reorganization items                                                    (1,727)
                                                                      ---------

     Net loss                                                          (308,820)
                                                                      =========

 Basic and diluted net loss per common share                          $   (4.85)
                                                                      =========

 Weighted average common shares outstanding                              63,701
                                                                      =========

See notes to unaudited condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)


                                                                          MONTH ENDED
                                                                       SEPTEMBER 30, 2001
                                                                       ------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                 $(308,820)
 Adjustments to reconcile net loss to net cash used
    in operating activities:
     Depreciation and amortization                                           10,196
     Loss on sale and disposal of assets due to Chapter 11 proceeding         2,546
     Asset impairment, net of cash                                          277,174
     Restructuring, net of cash                                                 494
     Stock-based and other noncash compensation                                  28
     Changes in current assets and current liabilities:
       Accounts receivable                                                    6,306
       Prepaid expenses and other current assets                              1,520
       Accounts payable                                                     (12,799)
       Accrued expenses                                                       9,085
                                                                          ---------

       Net cash used in operating activities                                (14,270)
                                                                          ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
    Change in restricted cash                                                 1,823
                                                                          ---------

      Net cash provided by investing activities                               1,823
                                                                          ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                                 --
                                                                          ---------

      Net cash provided by financing activities                                  --
                                                                          ---------

 Net change in cash and cash equivalents                                    (12,447)

 Cash and cash equivalents, beginning of period                              67,698
                                                                          ---------

 Cash and cash equivalents, end of period                                 $  55,251
                                                                          =========


See notes to unaudited condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                            SUPPLEMENTAL INFORMATION
                            (UNAUDITED, IN THOUSANDS)


                                                                MONTH ENDED
                                                            September 30, 2001
                                                          ----------------------
       a   Wages paid                                       $            5,404
       b   Payroll taxes withheld                                        1,367
       c   Employer tax                                                    364
       d   Gross Sales                                                   9,176
       e   Sales and use taxes due                                       2,300
       f   Property taxes                                                  818
      g-a  Other taxes, fees -  Trust Fund                               2,094
      g-b  Other taxes, fees - non Trust Fund                            1,561

                                 TELIGENT, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   PETITION FOR RELIEF UNDER CHAPTER 11

          On May 21, 2001, the Company and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in order to facilitate the restructuring of the Company's long-term debt and other obligations. The 21 separate cases were procedurally (but not substantively) consolidated for joint administration. Each of the Company and the subsidiaries included in the filings will continue to operate their businesses as debtors in possession during the reorganization proceeding. The bankruptcy petitions were filed in order to preserve cash and to give the Company and its domestic subsidiaries the opportunity to restructure their debt. The Company's foreign subsidiaries were not part of the Chapter 11 filing.

          In conjunction with the filing of the petitions, the Company entered into an interim arrangement with its lenders to provide funds, subject to certain conditions, for near-term operations. The Bankruptcy Court approved the interim arrangement with the Company's lenders on May 21, 2001. A hearing on the interim arrangement was held on June 13, 2001, where the Court approved further interim financing from the Company's lenders and approved a streamlined process whereby further Court approvals will be unnecessary for additional interim funding. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein, including the effects of any plan of reorganization or liquidation.

          Based on the aforementioned bankruptcy coupled with the violation of certain debt-covenants, the Company is in default on all of its indebtedness. The Company has classified all of its debt in the accompanying unaudited condensed consolidated balance sheet at September 30, 2001 as liabilities subject to compromise. In addition, as a result of these bankruptcy proceedings, substantially all of the liabilities, litigation and claims against the Debtors in existence at the petition date are stayed unless the stay is modified or lifted or payment is otherwise authorized by the Bankruptcy Court.

          On August 23, 2001, certain of the Debtors entered into an Asset Purchase Agreement (the "Agreement") with Teligent Acquisition Corp. ("TAC") for the sale and purchase of substantially all of the Company's core domestic business and assets. Under the Agreement, TAC agreed to pay, subject to certain financing and regulatory contingencies, in excess of $115 million for the Company's core domestic fixed wireless business and assets. The Agreement is subject to numerous approvals, including the U. S. Bankruptcy Court, the Federal Communications Commission, the Department of Justice, and state regulatory agencies.

          On August 24, 2001, the Company announced it would restructure retail operations in twelve of its markets: Atlanta, Charlotte, Denver, Detroit, Indianapolis, Kansas City, Minneapolis, Orlando, Portland, San Francisco, San Antonio and Seattle. Eleven markets will remain after the Company's retail operations in these twelve markets are restructured.

          On August 24, 2001, the Debtors filed a motion with the U. S. Bankruptcy Court requesting authority to sell the Company's core assets to Teligent Acquisition Corporation ("TAC"), subject to higher and better offers. The hearing to consider and approve the transaction with TAC, or an alternative higher and better offer, was initially scheduled for October 3, 2001. After the initial adjournment on October 12, 2001, the Company requested that the Court further adjourn the hearing regarding the transaction with TAC until October 30, 2001. The Court granted the request and adjourned the hearing until October 30, 2001.

2.   BASIS OF PRESENTATION

          The accompanying unaudited condensed consolidated financial statements include the results of Teligent, Inc. and all of its direct and indirect domestic subsidiaries for the month ended September 30, 2001. The Company's foreign subsidiaries are not part of the Chapter 11 filing and therefore are not included in these statements. These financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. These statements include intercompany balances that would be eliminated, in accordance with generally accepted accounting principles, when the results of the Company are consolidated with all of its foreign subsidiaries.

3.   SIGNIFICANT ACCOUNTING POLICIES

     The unaudited condensed consolidated financial statements have been prepared using the accounting policies disclosed in the related annual audited financial statements.

4.   DEBT

     Total debt consists of the following (in thousands):

11.5% Senior Notes due 2007..........................  $  300,000
11.5% Senior Discount Notes due 2008.................     361,802
Credit Facility......................................     800,000
Other................................................          80
                                                       ----------
Total debt                                             $1,461,882
                                                       ==========

          The Company is in default on all of its indebtedness as a result of its failure to deliver definitive documentation with respect to financing within the time period required by the Amendment to the Credit Facility (described in detail below), and because of the bankruptcy filing. As a result of the bankruptcy filing, all of its outstanding debt has been classified as liabilities subject to compromise.

Senior Notes Offering

     In November 1997, the Company issued $300 million of 11 1/2% Senior Notes due 2007 (the "Senior Notes"). The Company used $93.9 million of the net proceeds of this offering to purchase a portfolio of Treasury securities which were pledged as collateral for the payment of interest on the Senior Notes through December 1, 2000.

     On or after December 1, 2002, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at prices ranging from 100.00% to 105.75% (expressed in percentages of the principal amount thereof).

     Upon the occurrence of a change in control, as defined in the Senior Notes agreement, each holder of the Senior Notes will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount.

   Senior Discount Notes Offering

     On February 20, 1998, the Company completed an offering (the "Discount Notes Offering") of $440 million 11 1/2% Senior Discount Notes due 2008 (the "Senior Discount Notes"). The Company received $243.1 million in net proceeds from the Discount Notes Offering, after deductions for offering expenses of $7.6 million. Under a 1998 exchange offer, all outstanding Senior Discount Notes were exchanged for 11 1/2% Series B Discount Notes due 2000 (the "New Discount Notes") which have been registered under the Securities Act of 1933, as amended. The New Discount Notes are identical in all material respects to the Senior Discount Notes.

     On or after March 1, 2003, the New Discount Notes will be redeemable at the option of the Company on terms similar to those of the Senior Notes. In addition, the New Discount Notes contain change in control repurchase commitments similar to the Senior Notes.

   Credit Facility

     On July 2, 1998, the Company entered into a credit agreement, as subsequently amended, (the "Bank Credit Agreement") with certain lenders, providing for credit facilities up to an aggregate of $800 million (the "Credit Facility"). Availability of funds under the Credit Facility were subject to certain conditions as defined in the Bank Credit Agreement, all of which were met prior to the draw down of the entire facility in January 2001. Substantially all of the Company's assets secure the obligations under the Bank Credit Agreement.

     The Credit Facility is structured into three separate tranches consisting of a term loan facility, a delayed draw term loan facility and a revolving credit facility, each of which has a final maturity of eight years. Interest accrues on $575.0 million of outstanding borrowings based on a floating rate tied to the prevailing LIBOR rate and adjusts based on the attainment of certain key revenue and leverage benchmarks. The remaining $214.7 million accrued interest at a fixed rate of 11.125% per annum. The Company incurred commitment and other fees in connection with obtaining the Credit Facility totaling $19.9 million, which was being amortized over eight years. As a result of the bankruptcy filing, unamortized commitment fees including those incurred in connection with obtaining the Credit Facility were written off as reorganization charges in July 2001 in the amount of $27.6 million. The Credit Facility contains certain financial and other covenants that restrict, among other things, the Company's ability to (a) incur or create additional debt, (b) enter into mergers or consolidations, (c) dispose of a significant amount of assets,
(d) pay cash dividends, or (e) change the nature of its business. The amounts outstanding under the Credit Facility are subject to mandatory prepayments in certain circumstances.

     The Company executed an Amendment and Consent (the "Amendment") to the Bank Credit Agreement subsequent to December 31, 2000. Pursuant to the Amendment, the interest rates applicable to borrowings under the Credit Facility were increased. The Amendment also increased the maximum aggregate principal amount under the optional term loan tranche of the Credit Facility from $400 million to $600 million, of which $350 million can be utilized as vendor loans. The optional term loan tranche is not a binding commitment of the lenders, rather it provides a vehicle for any of the lenders to loan the Company additional funds under the Credit Facility.

     The Amendment also changed several of the covenants applicable to the Company. The Company received a waiver for default of the fixed charge coverage ratio for the period ending December 31, 2000 from the lenders as part of the Amendment, and the test was eliminated for the first quarter of 2001. The Company was in compliance with all other debt covenants of the Credit Facility as of December 31, 2000. The Amendment also requires the Company to maintain substantially all of its cash and cash equivalents in a collateral and securities account with a lender bank and the remainder of its funds in a separate operating account. The Amendment also contains a waiver that permitted the explanatory paragraph included in the Company's auditor's opinion for the year ended December 31, 2000.

     As part of the Amendment, the Company was required to deliver definitive documentation with respect to vendor financing (in an aggregate amount of at least $250 million) and convertible notes (in an aggregate amount of at least $100 million), no later than April 30, 2001, which requirement was subsequently waived to May 21, 2001. The Company was not successful in securing the additional financing and on May 21, 2001 the Company filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code.

5.   EMPLOYEE BENEFIT PLANS

     Employees of the Company may participate in a 401(k) retirement plan in which eligible employees may elect to contribute, on a tax-deferred basis, up to 15% of their compensation, not to exceed annual maximums as defined in the Internal Revenue Code. The Company matches one-half of a participant's contribution up to 6% of the participant's compensation, vesting over 4 years.

     Effective July 1, 1999, the Company adopted the Employee Stock Purchase Plan ("ESPP"). Under the ESPP, the Company authorized the issuance of 300,000 shares of Class A Common Stock, which allowed eligible employees to purchase such shares at 85% of the fair value of the Class A Common Stock. As of January 2001, the Company had issued all such shares available under the ESPP.

6.   RESTRUCTURING RESERVE

     On November 8, 2000, the Company announced a plan to restructure its operations in order to focus future business growth on the Company's fixed wireless networks. This restructuring included a workforce reduction of 600 employees associated with efforts to realign the sales, operations and real estate organizations. As a result of this work force reduction and organizational realignment, the Company recorded a $14.5 million restructuring charge in the quarter ending December 31, 2000. The charge consisted of $6.8 million for severance and other compensation, $5.8 for net costs relating to lease terminations, and other costs of $1.9 million. On February 15, 2001, the Company announced an additional workforce reduction, terminating 172 employees company-wide and recording an additional $600,000 to the restructuring reserve. On August 24, 2001, the Company announced it would restructure retail operations in twelve of its markets. This restructuring included a workforce reduction of 147 employees. At August 31, no additional restructuring costs were recorded as a result of the August work-force reduction. As of September 30, 2001, the reserve balance totaled $5.6 million, consisting of personnel-related costs, primarily related to severance totaling $0.6 million, office closures totaling $3.8 million and other costs of $1.2 million.

7.   REORGANIZATION CHARGES

     Reorganization costs totaling approximately $66.1 million have been booked as of September 30, 2001, consisting of professional fees of $11.6 million related to the bankruptcy filings, $28.0 million related to the write off of deferred debt financing costs, $6.2 million for loss on the write-off of goodwill due to the market restructuring and $20.3 for the loss on the sale of subsidiaries.

8.   ASSET IMPAIRMENT

     Due to the bankruptcy filing and related events the Company believes that certain assets have been impaired. In addition, as the Company realigns its service offerings in certain markets assets have been removed from service and remain unutilized or have been abandoned. As a result of the aforementioned the Company has reduced property and equipment by $271.4 million and goodwill and other intangibles by $5.8 million. Furthermore, there is no assurance that the carrying amounts of the assets will be realized and further asset impairments may be recognized.